UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2023

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RECRUITER.COM GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-53641	90-1505893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Seventh Avenue

New York, New York 10018

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 931-1500

Not Applicable

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Stock	RCRT	NASDAQ Capital Market
Common Stock Purchase Warrants	RCRTW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 17, 2023, Recruiter.com Group, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the investor named on the signature page thereto (the “Purchaser”), pursuant to which the Company agreed to sell and issue, in a registered direct offering, an aggregate of (i) 1,950,000 shares (the “Shares”) of common stock, par value $0.0001, of the Company (“Common Stock”) at a purchase price of $0.3108 per Share and accompanying Warrant (as defined below), and (ii) 1,383,333 pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 1,383,333 shares of Common Stock (the “Pre-Funded Warrant Shares”) at a purchase price of $0.3107 per Pre-Funded Warrant and accompanying Warrant, for aggregate gross proceeds to the Company of approximately $1.036 million, before deducting the placement agent fees and estimated offering expenses payable by the Company (the “Registered Offering”).

The Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares are being sold pursuant to Company’s effective shelf registration statement on Form S-3 (File No. 333-26470), including a prospectus contained therein, which was originally filed with the Securities and Exchange Commission (the “SEC”) on September 16, 2022, and was declared effective by the SEC on September 30, 2022, and a related prospectus supplement, dated August 17, 2023, related to the Registered Offering.

Pursuant to the Purchase Agreement, in a concurrent private placement (the “Private Placement” and together with the Registered Offering, the “Offering”), the Company also agreed to sell and issue to the Purchaser warrants (the “Warrants”) to purchase up to 3,333,333 shares of Common Stock (the “Warrant Shares”). The Private Placement Warrants will be exercisable as of February 21, 2024 at an exercise price of $0.1858 per share and will expire five and one-half years from the date of issuance. The Company has agreed to file a registration statement covering the resale of the Warrant Shares within 45 days of the date of the Purchase Agreement. The Company must use commercially reasonable efforts to cause such registration statement to become effective within 90 days following the closing date of the Offering (or, in the event of a “full review” by the SEC, 120 days following the closing date of the offering) and to keep such registration statement effective at all times until the Purchaser no longer owns any Warrants or Warrant Shares.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and the Purchaser and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of its shares of Common Stock and securities convertible into shares of Common Stock for a period of 30 days following the closing of the Offering.

The Offering is expected to close on or about August 21, 2023, subject to satisfaction of customary closing conditions.

Pursuant to a placement agency agreement dated as of August 17, 2022, the Company engaged Joseph Gunnar & Co., LLC (“Joseph Gunnar”) to act as its exclusive placement agent in connection with the Offering. The Company has agreed to (i) pay Joseph Gunnar a cash fee equal to 9.0% of the aggregate gross proceeds of the Offering, excluding the proceeds, if any, from the exercise of the Warrants, and (ii) reimburse Joseph Gunnar for all travel and other out-of-pocket expenses, including the reasonable fees, costs and disbursements of its legal counsel of $25,000.

The foregoing descriptions of the Purchase Agreement, the Pre-Funded Warrants and the Warrants are not complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement, the form of Pre-Funded Warrant and the form of Warrant, copies of which are filed herewith as Exhibit 10.1, Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

A copy of the opinion of Lucosky Brookman LLP relating to the validity of the Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares is filed herewith as Exhibit 5.1.

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Item 3.02 Unregistered Sales of Equity Securities

The information contained above in Item 1.01 related to the Private Placement is hereby incorporated by reference into this Item 3.02. The Warrants and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are instead being offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure

On August 17, 2023, the Company issued a press release announcing the Offering. A copy of the press release is attached as Exhibit 99.1 hereto and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Warrant
5.1	Opinion of Lucosky Brookman LLP
10.1	Form of Securities Purchase Agreement, dated August 17, 2023, by and between the Company and the Purchaser
23.1	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)
99.1	Press Release, dated August 17, 2023 announcing the Offering.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2023

Recruiter.com Group, Inc.

/s/ Miles Jennings
Miles Jennings
Chief Executive Officer

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